UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	33-0732627
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

488 8th Avenue	92101
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.750% Junior Subordinated Notes due 2079	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-220257

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the 5.750% Junior Subordinated Notes due 2079, of Sempra Energy, a California corporation (the “Registrant”), to be registered hereunder are contained in the section entitled “Description of the Notes” in the Registrant’s prospectus supplement dated June 13, 2019, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June  14, 2019 and in the section entitled “Description of Debt Securities” in the accompanying prospectus dated June 13, 2019, and shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Subordinated Indenture, dated as of June 26, 2019, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on June 26, 2019).

4.2	Officers’ Certificate of the Company, including the form of 5.750% Junior Subordinated Note due 2079 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 26, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sempra Energy

Dated: June 26, 2019	By:	/s/ Peter R. Wall
Peter R. Wall
Vice President, Controller and Chief Accounting Officer